UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2007

Commission File Number of issuing entity: 333-124032-10

HSI Asset Loan Obligation Trust 2007-AR1
(Exact name of issuing entity)

Commission File Number of depositor: 333-131607

HSI Asset Securitization Corporation
(Exact name of depositor as specified in its charter)

HSBC Bank USA, National Association
(Exact name of sponsor as specified in its charter)

DELAWARE	20-2592898
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

452 Fifth Avenue, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

                             (212) 525-5000
(Registrant’s telephone number, including area code)

                                  N/A
(Former name, former address, if changed since last report)

Exhibit Index located on Page 2

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions .

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

ITEM 1.03.	Bankruptcy or Receivership.

On August 6, 2007, American Home Mortgage Holdings, Inc. (“American Home”), the parent of American Home Mortgage Servicing, Inc., a servicer as of the cut-off date of approximately 9.77% of the mortgage loans, in connection with the HSI Asset Loan Obligation Trust 2007-AR1 Mortgage Pass-Through Certificates, Series 2007-AR1 (the “Certificates”) and certain of its subsidiaries, including American Home Mortgage Servicing, Inc., filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases of American Home and such subsidiaries, including American Home Mortgage Servicing, Inc., are being jointly administered by the Honorable Christopher S. Sontchi under the caption “In re: American Home Mortgage Holdings, Inc., a Delaware corporation, et al., Case No. 07-11047.” American Home and such subsidiaries, including American Home Mortgage Servicing, Inc., will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HSI Asset Securitization Corporation

By:  /s/ Andrea Lenox
Name: Andrea Lenox
Title: Vice President

Dated: August 9, 2007